                                                                  Exhibit (a)(5)

                             NEW ENGLAND ZENITH FUND

     Amendment No. 4 to Amended and Restated Agreement and Declaration of Trust

     The undersigned, being at least a majority of the Trustees of New England Zenith Fund (the "Trust"), hereby consent to and adopt the following amendment to the Trust's Amended and Restated Agreement and Declaration of Trust dated October 30, 2000, (as amended through Amendment No. 3 thereto, the "Declaration of Trust"), a copy of which is on file in the office of the Secretary of State of The Commonwealth of Massachusetts:

     The undersigned Trustees (i) desiring to change the name of the Westpeak Growth and Income Series to "FI Structured Equity Series", (ii) desiring to change the name of the Capital Growth Series to "Zenith Equity Series", (iii) desiring to change the name of the Harris Oakmark Mid Cap Value Series to "Harris Oakmark Focused Value Series", (iv) desiring to add the Jennison Growth Series to the Trust, (v) desiring to add the FI Mid Cap Opportunities Series to the Trust, and (vi) desiring to add the Capital Guardian U.S. Equity Series to the Trust, the first sentence of Section 6 of Article III of the Declaration of Trust is hereby amended to read in its entirety as follows:

Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, each of the following Multi-Class Series shall be, and is hereby, established and designated: (1) the "State Street Research Money Market Series," (2) the "State Street Research Bond Income Series," (3) the "Zenith Equity Series," (4) the "MFS Total Return Series," (5) the "FI Structured Equity Series," (6) the "Harris Oakmark Focused Value Series", (7) the "Loomis Sayles Small Cap Series," (8) the "Balanced Series",
(9) the "Salomon Brothers U.S. Government Series," (10) the "Salomon Brothers Strategic Bond Opportunities Series," (11) the "Davis Venture Value Series,"
(12) the "Alger Equity Growth Series," (13) the "MFS Investors Trust Series,"
(14) the "MFS Research Managers Series.", (15) the "Capital Guardian U.S. Equity Series", (16) the "FI Mid Cap Opportunities Series", and (17) the "Jennison Growth Series".

     The foregoing amendment shall become effective as of May 1, 2002.

     IN WITNESS WHEREOF, we have hereunder set our hands for ourselves and for our successors and assigns as of the 24th day of April 2002.

/s/ John J. Arena                           /s/ Edward A. Benjamin
-----------------------------               ----------------------------
John J. Arena                               Edward A. Benjamin

/s/ Mary Ann Brown                          /s/ John W. Flynn
-----------------------------               ----------------------------
Mary Ann Brown                              John W. Flynn

/s/ Anne M. Goggin                          /s/ Nancy Hawthorne
-----------------------------               ----------------------------
Anne M. Goggin                              Nancy Hawthorne

/s/ John T. Ludes                           /s/ Dale Rogers Marshall
-----------------------------               ----------------------------
John T. Ludes                               Dale Rogers Marshall